Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.

Christine Regan Lindenboom

(Investors and Media)

+1-617-682-4340

Josh Brodsky

(Investors)

+1-617-551-8276

Alnylam Announces Proposed Offering of $900 Million Convertible Senior Notes

CAMBRIDGE, Mass. — September 12, 2022 — Alnylam Pharmaceuticals, Inc. (“Alnylam”) (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today that it has commenced a private offering of $900 million aggregate principal amount of convertible senior notes due 2027 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this offering, Alnylam expects to grant the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $135 million aggregate principal amount of the notes. The offering of the notes is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The notes will be senior, unsecured obligations of Alnylam, will accrue interest payable semi-annually in arrears and will mature on September 15, 2027, unless earlier converted, redeemed or repurchased. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Alnylam will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, par value $0.01 per share (“common stock”), or a combination of cash and shares of its common stock, at Alnylam’s election. The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Alnylam’s option at any time, and from time to time, on or after September 20, 2025 and on or before the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Alnylam’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

In connection with the pricing of the notes, Alnylam expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Alnylam’s common stock upon conversion of any notes and/or offset any potential cash payments Alnylam is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

Alnylam has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Alnylam’s common stock and/or enter into various derivative transactions with respect to Alnylam’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Alnylam’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Alnylam’s common stock and/or purchasing or selling Alnylam’s common stock or other securities of Alnylam in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could cause or avoid an increase or a decrease in the market price of Alnylam’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders will receive upon conversion of the notes.

Alnylam intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Alnylam expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, Alnylam intends to use approximately $762.0 million of the net proceeds from the offering to repay borrowings and accrued and unpaid interest, and to pay the prepayment premium, under and terminate its current credit agreement, and the remainder of the net proceeds for general corporate purposes.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding 20 years ago, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), AMVUTTRA® (vutrisiran) and Leqvio® (inclisiran) being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, statements regarding: whether Alnylam will offer and issue the notes and the terms of the notes; the anticipated use of the net proceeds from the offering; expectations regarding the effect of the capped call transactions; expectations regarding actions of the option counterparties and their respective affiliates; and whether the capped call transactions will become effective, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; the potential impact of the recent leadership transition on Alnylam’s ability to attract and retain talent and to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches; the pre-clinical and clinical results for its product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including patisiran and vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling its approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for ONPATTRO, AMVUTTRA or OXLUMO in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the potential impact of current and the risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.